UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2004

United Industries Corporation
(Exact name of registrant as specified in its charter)

333-76055
(Commission File Number)

Delaware	43-1025604
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2150 Schuetz Road
St. Louis, Missouri 63146
(Address of principal executive offices, with zip code)

(314) 427-0780
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets.

On April 30, 2004, United Industries Corporation (United Industries or the Company) filed a Current Report on Form 8-K under Item 2 thereto to report, among other things, that it had closed its previously announced acquisition of The Nu-Gro Corporation (Nu-Gro).  In response to parts (a) and (b) of Item 7 of Form 8-K, the Company stated that it would file the required financial information by amendment, as permitted by instructions (a)(4) and (b)(2) to Item 7 of Form 8-K.  This Form 8-K/A is being filed to provide the required financial information.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements of Business Acquired.

The required unaudited financial statements of Nu-Gro as of and for the three and six months ended March 31, 2004 and 2003 are attached hereto as exhibit 99.3 and are filed as part of this Current Report.

The required financial statements of Nu-Gro as of and for the fiscal years ended September 30, 2003 and 2002 are attached hereto as exhibit 99.4 and are filed as part of this Current Report.

(b) Pro Forma Financial Information.

The required unaudited pro forma financial information as of and for the three months ended March 31, 2004 and for the fiscal year ended December 31, 2003 is attached hereto as exhibit 99.5 and is filed as part of this Current Report.

(c) Exhibits.

The exhibits being filed herewith are listed in the Exhibit Index on page 4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, United Industries Corporation has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED INDUSTRIES CORPORATION
Registrant

Dated: July 9, 2004	By:	/s/ Daniel J. Johnston
	Name:	Daniel J. Johnston
	Title:	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

2.1	Arrangement Agreement between United Industries Corporation and Jupiter Acquisition Corporation and The Nu-Gro Corporation dated March 1, 2004.
2.2	Amending Agreement between United Industries Corporation and Jupiter Acquisition Corporation and The Nu-Gro Corporation dated March 19, 2004.
23.1	Consent of Ernst & Young LLP, Chartered Accountants.
99.1	Press release dated April 30, 2004 with respect to the closing of the Nu-Gro transaction. *
99.2	Press release dated April 30, 2004 with respect to the closing of the new senior credit facility. *
99.3	Unaudited consolidated financial statements of Nu-Gro as of and for the three and six months ended March 31, 2004 and 2003.
99.4	Audited consolidated financial statements of Nu-Gro as of and for the fiscal years ended September 30, 2003 and 2002.
99.5	Unaudited pro forma condensed combined financial information as of and for the three months ended March 31, 2004 and for the year ended December 31, 2003.

* Previously filed.